Exhibit 23.3      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                   (Letterhead of Timothy L. Steers, CPA, LLC)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Annual Report on Form 10-KSB of Cyberads, Inc. of our report dated April 7, 2005, except with respect to Note15 as to which the date is January 24, 2006, on our audit of the consolidated balance sheets of Cyberads, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended.

May 31, 2006                                /s/ TIMOTHY L. STEERS, CPA, LLC
Portland, OR












































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